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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the incorporation by reference of our report dated February 27, 1998, relating to the financial statements, and our accountants' review report, dated May 12, 1998, relating to the reviewed financial statements, of CNB Holdings, Inc., in Amendment No. 1 to the Registration Statement on Form SB-2 and the Prospectus, and to the reference to our firm therein under the caption "Experts."


                                      /s/ BRICKER & MELTON, P.A.

                                      BRICKER & MELTON, P.A.

Duluth, Georgia

May 27, 1998